Exhibit 99.1

For Further Information Contact
Eddie Northen (404)-888-2242

ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR

2020 FINANCIAL RESULTS

  Total revenue increased 6.0% for the quarter and 7.2% for full year
  Residential revenues increased 11.0% for the quarter 13.3% for full year
  Earnings Per Share of $0.13 for the fourth quarter and $0.53 full year 2020

ATLANTA, GEORGIA, January 27, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its fourth quarter and year ended December 31, 2020.

The Company recorded fourth quarter revenues of $536.3 million, an increase of 6.0% over the prior year’s fourth quarter revenue of $506.0 million. Rollins’ reported net income of $62.6 million or $0.13 per diluted share for the fourth quarter ended December 31, 2020, compared to $50.8 million or $0.10 per diluted share for the same period in 2019.

All shares and per share data have been adjusted to reflect the 3-for-2 stock split effective December 10, 2020.

For the full year ended December 31, 2020, Rollins' revenues rose 7.2% to $2.161 billion compared to $2.015 billion for the prior year.  The Company reported net income of $260.8 million or $0.53 per diluted share compared to $203.3 million or $0.41 per diluted share for the same period last year.  Net income for the full year 2020 was negatively impacted by the one-time non-cash accelerated stock vesting of $6.7 million. Adjusted net income* for the full year 2020 was $267.5 million or $0.54 per diluted share, compared to adjusted net income * of $229.9 million or $0.47 per diluted share for the same period last year.

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are very proud of our results, and our employees and their commitment to customer service. Although 2020 brought many difficult circumstances related to COVID, we benefitted from our residential pest control demand and our previous technology investments.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

*Adjusted amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  The actual results of the Company could differ materially from those indicated because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company's pest and termite process, and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company's ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; the results of the SEC’s investigation of the Company; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019 and the Company's Report on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended March 31, 2020, June 30, 2020 and September 30,2020.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At December 31, (unaudited)	2020	2019
ASSETS
Cash and cash equivalents	$98,477	$94,276
Trade accounts receivables, net	126,337	122,766
Financed receivables, net	23,716	22,267
Materials and supplies	30,843	19,476
Other current assets	35,404	51,002
Total Current Assets	314,777	309,787
Equipment and property, net	178,860	195,533
Goodwill	650,794	572,847
Customer contracts, net	305,655	273,720
Trademarks and tradenames, net	104,644	102,539
Other intangible assets, net	10,045	10,525
Operating lease, right-of-use assets	212,342	200,727
Financed receivables, long-term, net	38,187	30,792
Benefit plan assets	1,198	21,565
Deferred income tax assets	2,222	2,180
Other assets	27,176	24,161
Total Assets	$1,845,900	$1,744,376
LIABILITIES
Accounts payable	64,596	35,234
Accrued insurance, current	31,675	30,441
Accrued compensation and related liabilities	91,011	81,943
Unearned revenue	131,253	122,825
Operating lease liabilities, current	73,248	66,117
Current portion of long-term debt	17,188	12,500
Other current liabilities	64,540	60,975
Total Current Liabilities	473,511	410,035
Accrued insurance, less current portion	36,067	34,920
Operating lease liabilities, less current portion	140,897	135,651
Long-term debt	185,812	279,000
Deferred income tax liabilities	10,612	9,927
Long-term accrued liabilities	57,641	59,093
Total Liabilities	904,540	928,626
STOCKHOLDERS’ EQUITY
Common stock	491,612	491,146
Retained earnings and other equity	449,748	324,604
Total stockholders’ equity	941,360	815,750
Total Liabilities and Stockholders’ Equity	$1,845,900	$1,744,376

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUES
Customer services	$536,292	$505,985	$2,161,220	$2,015,477
COSTS AND EXPENSES
Cost of services provided	266,344	254,284	1,048,592	993,593
Depreciation and amortization	22,403	22,606	88,329	81,111
Sales, general and administrative	159,086	154,795	656,207	623,379
Accelerated stock vesting expense	—	—	6,691	—
Pension settlement loss	—	—	—	49,898
Loss / (gain) on sale of assets, net	970	(175)	1,599	(581)
Interest expense, net	591	2,466	5,082	6,917
	449,394	433,976	1,806,500	1,754,317
INCOME BEFORE INCOME TAXES	86,898	72,009	354,720	261,160
PROVISION FOR INCOME TAXES	24,279	21,244	93,896	57,813
NET INCOME	$62,619	$50,765	$260,824	$203,347
NET INCOME PER SHARE - BASIC AND DILUTED	$0.13	$0.10	$0.53	$0.41
Weighted average shares outstanding - basic and diluted	491,619	491,159	491,605	491,216

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of adjusted net income and adjusted EPS in today's earnings release. These measures should not be considered in isolation or as a substitute for net income or other performance measures prepared in accordance with GAAP.

The Company uses adjusted net income and adjusted EPS as a measure of operating performance because it allows it to compare performance consistently over various periods without regard to the impact of the accelerated stock vesting expense and pension settlement losses.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of adjusted net income and adjusted EPS with net income, the most comparable GAAP measures.

(unaudited in thousands except EPS)

	Twelve Months Ended
	December 31,
	2020	2019	Better/(Worse)%
Net Income	$260,824	$203,347	$57,477	28.3%
Accelerated Stock Vesting Expense	6,691	—	6,691	—
Pension Settlement Loss	—	49,898	(49,898)	—
Adjusted Income Taxes on Excluded Expenses	—	(23,315)	23,315	—
Adjusted Net Income	$267,515	$229,930	$37,585	16.3%
Adjusted Net Income Per Share - Basic And Diluted	$0.54	$0.47	$0.07	14.9
Weighted average participating shares outstanding - basic and diluted	491,605	491,216	389	0.1

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Fourth Quarter 2020 results on

Wednesday, January 27, 2021 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 877-407-9716 domestic;

201-493-6779 international

with conference ID of 13714448
at least 5 minutes before start time.

REPLAY: available through February 3, 2021

Please dial 844-512-2921 / 412-317-6671, Passcode 13714448

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com